Exhibit 10.36

PERFORMANCE-BASED SHARE UNIT GRANT

February 23, 2015

Dear:

Pursuant to the terms and conditions of the Aqua America Inc. 2009 Omnibus Equity Compensation Plan, as amended and restated (the “Plan”), you have been granted performance-based share units as outlined below and in the attached Performance-Based Share Unit Grant Terms and Conditions.

Granted To:
Grant Date:	February 23, 2015
Target Award:	_______________shares
Vesting Date:	February 23, 2018
Performance Period:	Period beginning on January 1, 2015 and ending on December 31, 2017
Vesting Schedule and Performance Goals:

The Target Award is subject to vesting based on continued service and achievement of performance goals, as set forth in the Performance-Based Share Unit Grant Terms and Conditions, including Schedule A attached thereto.

By my signature below, I hereby acknowledge and accept the award of this Performance-Based Share Unit Grant and the Performance-Based Share Unit Grant Terms and Conditions attached hereto and incorporated herein, and I agree to be bound by the terms of the Performance-Based Share Unit Grant, the Performance-Based Share Unit Grant Terms and Conditions and the Plan. I hereby agree that all decisions and determinations of the Committee (as defined in the Plan) with respect to the performance-based share units shall be final and binding.

Signature: ________________________________________    Date: __________________________

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

DB1/ 73876958.2

DB1/ 73876958.2